Exhibit 99.1

NEWS RELEASE

Comdisco Announces Fiscal Year 2008 Financial Results

Rosemont, IL- December 15, 2008 - Comdisco Holding Company, Inc. (OTC: CDCO.OB) today reported financial results for its fiscal year ended September 30, 2008. Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002 and, under its Plan of Reorganization, its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the fiscal year ended September 30, 2008, the company reported a net loss of approximately $(4,884,000), or $(1.21) per common share (basic and diluted).  The per share results for Comdisco Holding Company, Inc. are based on 4,029,065 shares of common stock outstanding on average during the 2008 fiscal year.

For the fiscal year ended September 30, 2008, total revenue decreased by 8 percent to $10,141,000.  Net cash provided by operating activities was $9,353,000 for fiscal year ended September 30, 2008 compared to net cash used in operating activities of $23,245,000 for the fiscal year ended September 30, 2007.

Comdisco Holding Company, Inc. adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" effective October 1, 2007.  Effective with the adoption, Comdisco Holding Company, Inc. began to report a gross income tax receivable and a gross income tax payable.  Such adoption caused an increase of approximately $9,000,000 in tax assets and an increase of approximately $10,000,000 in tax liabilities from fiscal year ended September 30, 2007 to fiscal year ended September 30, 2008.

Total assets also increased as a result of cash receipts from income tax refunds for Comdisco Holding Company, Inc.’s Canadian subsidiary.  However, such receipts are anticipated to be used to satisfy Canadian taxes payable.

The $75,464,000 of total assets as of September 30, 2008 included $57,554,000 of unrestricted cash.

As a result of significant events and the resolution of various matters that occurred in the fourth quarter of fiscal year ended September 30, 2008, the company’s management revised the estimate of its liability to CDR holders as of September 30, 2008.  Approximately $4,700,000 of the $8,000,000 increase in the liability to CDR holders from fiscal year ended September 30, 2007 to fiscal year ended September 30, 2008 was due to the resolution of these matters.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to the company’s annual report on Form 10-K filed on December 15, 2008 for complete financial statements and other important disclosures.

About Comdisco
Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that

Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2008.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
312-565-3900
mcmoster@comdisco.com